Exhibit 15.1

[PwC Letterhead]

July 31, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated May 8, 2020 and July 31, 2020 on our reviews of interim financial information of Otis Worldwide Corporation, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut